AMENDMENT NO. 1
TO
STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this “Amendment”) is dated as of January 15, 2025, and is made and entered into by and among CV SCIENCES, INC., a Delaware corporation (the “Purchaser”), EXTRACT LABS INC., a Colorado corporation (the “Company”), CRAIG HENDERSON, an individual (“Henderson”), and HIGHER LOVE WELLNESS COMPANY, LLC, a Colorado limited liability company (“Higher Love” and, together with Henderson the “Sellers” and each of them, a “Seller”). The Purchaser, the Company, and each of the Sellers are sometimes individually referred to herein as a “Party” and, collectively, as the “Parties.” This Amendment amends that certain Stock Purchase Agreement dated as of November 15, 2024 by and among the Parties (the “Agreement”). This Agreement is made with reference to the following facts:

WHEREAS, the Parties previously entered into the Agreement, pursuant to which the Purchaser agreed to purchase and the Sellers agreed to sell, all of the issued and outstanding shares of capital stock of the Company;

WHEREAS, the Parties now desire to amend the Agreement on the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, and intending to be legally bound hereby, each Party hereby agrees:

1.
Amendment to Section 10.1(b)(ii) of the Agreement. Section 10.1(b)(ii) of the Agreement is hereby amended to read in its entirety as follows:

“(ii) any of the conditions set forth in Section 8.4(a) shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by January 31, 2025, unless such failure shall be due to the failure of Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;”

2.
Amendment to Section 10.1(c)(ii) of the Agreement. Section 10.1(c)(ii) of the Agreement is hereby amended to read in its entirety as follows:

“(ii) any of the conditions set forth in Section 8.4(b) shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by January 31, 2025, unless such failure shall be due to the failure of Sellers or the Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by any of them prior to the Closing;”

3.
Miscellaneous.

a.
Full Force and Effect. Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Agreement. Except as expressly amended hereby, the Agreement shall remain in full force and effect. Any references in the Agreement to “this Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import shall, unless the context requires otherwise, mean or refer to the Agreement, as amended by this Amendment.

b.
Counterparts. This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures transmitted via email or through the use of an electronic signature platform such as DocuSign shall be deemed to be original signatures for the purposes of executing this Amendment. Each Party agrees that the use of electronic signatures and counterparts may be relied upon in the same manner as original signatures and counterparts. The parties further agree that, when a Party's signature is executed and transmitted through the use of DocuSign or a similar electronic signature platform, such signature shall have the same force and effect as an original signature.

c.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance, and remedies.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed, as of the date first above written.

PURCHASER: CV SCIENCES, INC. By: ________________________________ Name: Joseph D. Dowling Title: Chief Executive Officer
COMPANY: EXTRACT LABS INC. By: ________________________________ Name: ________________________________ Title: ________________________________

SELLERS:

_______________________________

CRAIG HENDERSON

HIGHER LOVE WELLNESS COMPANY, LLC

By: ________________________________

Name: ________________________________

Title: ________________________________